EXHIBIT 99.1

                                                                  April 23, 2003

                           For Further Information, Contact:
                           ---------------------------------
                           Lawrence M. Higby            James E. Baker
                           Chief Executive Officer  or  Chief Financial Officer
                           949.639.4960                 949.639.2080


                           APRIA HEALTHCARE ANNOUNCES
                           FIRST QUARTER 2003 RESULTS


         LAKE FOREST, CA... April 23, 2003... Apria Healthcare Group Inc. (NYSE:AHG) today announced its financial results for the quarter ended March 31, 2003. Revenues were $335.1 million for the first quarter of 2003, an 11% increase compared to revenues of $301.3 million for the first quarter of 2002. Net income for the quarter ended March 31, 2003 was $27.8 million or $0.50 per share (diluted), up from $23.0 million or $0.41 per share for the same quarter last year, representing a 22% increase in earnings per share.

         Earnings before interest, taxes, depreciation and amortization (EBITDA) was $81.4 million for the first quarter of 2003, compared to $69.0 million for the first quarter of 2002. At March 31, 2003, net days sales outstanding (DSO) were 53 days, which remained low despite the usual first quarter slowdown in cash collections due to patient deductibles and payor and benefit changes that are typical at the start of a new calendar year.

         "We are very pleased with Apria's first quarter results which reflect our continuing strategy to combine both internal and acquired growth," said Lawrence M. Higby, President and Chief Executive Officer. "Apria's strong operating cash flow enabled the Company to complete seven acquisitions with an aggregate purchase price of $22.9 million during the first quarter of 2003, without increasing long-term debt."

         EBITDA is presented as a supplemental performance measure and is not meant to be considered as an alternative to net income or cash flows from operating activities or any other measure calculated in accordance with generally accepted accounting principles. Further, EBITDA may not be comparable to similarly titled measures used by other companies. A table reconciling EBITDA to net income is presented at the bottom of the condensed consolidated statements of income included in this release.

         Apria provides home respiratory therapy, home infusion therapy and home medical equipment through approximately 410 branches serving patients in 50 states. With over $1.25 billion in annual revenues, it is the nation's leading home healthcare company.

         This release may contain statements regarding anticipated future developments that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Results may differ materially as a result of the risk factors included in the Company's filings with the Securities and Exchange Commission and other factors over which the Company has no control.

                           (financial tables attached)


                           APRIA HEALTHCARE GROUP INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                   MARCH 31,    DECEMBER 31,
(DOLLARS IN THOUSANDS)                                               2003          2002
--------------------------------------------------------------------------------------------
                                                                  (unaudited)
                            ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                          $ 19,646       $ 26,383
Accounts receivable, net of allowance
  for doubtful accounts                                             197,259        185,298
Inventories, net                                                     30,417         27,067
Other current assets                                                 49,945         51,613
                                                                   --------       --------
     TOTAL CURRENT ASSETS                                           297,267        290,361

PATIENT SERVICE EQUIPMENT, NET                                      197,117        186,210
PROPERTY, EQUIPMENT & IMPROVEMENTS, NET                              53,013         54,134
OTHER ASSETS, NET                                                   282,377        264,951
                                                                   --------       --------
     TOTAL ASSETS                                                  $829,774       $795,656
                                                                   ========       ========

              LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities                           $163,895       $162,000
Current portion of long-term debt                                    28,147         21,713
                                                                   --------       --------
     TOTAL CURRENT LIABILITIES                                      192,042        183,713

LONG-TERM DEBT, net of current portion                              240,631        247,655
OTHER NON-CURRENT LIABILITIES                                        17,481         12,979
                                                                   --------       --------
     TOTAL LIABILITIES                                              450,154        444,347

STOCKHOLDERS' EQUITY                                                379,620        351,309
                                                                   --------       --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $829,774       $795,656
                                                                   ========       ========

                                     (more)

                           APRIA HEALTHCARE GROUP INC.

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                 -------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                      2003             2002
-------------------------------------------------------------------------------------------
Respiratory therapy                                              $224,214         $203,232
Infusion therapy                                                   58,803           53,783
Home medical equipment/other                                       52,052           44,330
                                                                 --------         --------
     NET REVENUES                                                 335,069          301,345

     GROSS PROFIT                                                 242,908          219,226

Provision for doubtful accounts                                    12,801           11,511
Selling, distribution and administrative expenses                 180,972          166,108
Amortization of intangible assets                                     696              671
                                                                 --------         --------
     OPERATING INCOME                                              48,439           40,936
Interest expense, net                                               3,481            4,144
                                                                 --------         --------
     INCOME BEFORE TAXES                                           44,958           36,792
Income tax expense                                                 17,132           13,797
                                                                 --------         --------
     NET INCOME                                                  $ 27,826         $ 22,995
                                                                 ========         ========

Income per common share - assuming dilution:
   Net income                                                    $   0.50         $   0.41
                                                                 ========         ========

Weighted average number of common shares outstanding               55,392           55,618



RECONCILIATION - EBITDA:

Reported net income                                              $ 27,826           22,995
Add back:  Interest expense, net                                    3,481            4,144
Add back:  Income tax expense                                      17,132           13,797
Add back:  Depreciation                                            32,252           27,440
Add back:  Amortization of intangible assets                          696              671
                                                                 --------         --------
EBITDA                                                           $ 81,387         $ 69,047
                                                                 ========         ========

                                     (more)

                           APRIA HEALTHCARE GROUP INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      -------------------------
(DOLLARS IN THOUSANDS)                                                   2003            2002
-----------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                            $ 27,826         $ 22,995
Items included in net income not requiring cash:
  Provision for doubtful accounts                                       12,801           11,511
  Depreciation and amortization                                         32,948           28,111
  Deferred income taxes and other                                        8,208           10,425
Changes in operating assets and liabilities,
  exclusive of effects of acquisitions                                 (23,253)         (31,783)
                                                                      --------         --------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                          58,530           41,259
                                                                      --------         --------
INVESTING ACTIVITIES
Purchases of patient service equipment
  and property, equipment and improvements,
  exclusive of effects of acquisitions                                 (38,521)         (27,083)
Proceeds from disposition of assets                                        201               94
Cash paid for acquisitions, including
  payments of deferred consideration                                   (23,107)          (3,320)
                                                                      --------         --------
     NET CASH USED IN INVESTING ACTIVITIES                             (61,427)         (30,309)
                                                                      --------         --------
FINANCING ACTIVITIES
Net borrowings (payments) on debt                                         (590)          10,002
Outstanding checks included in accounts payable                         (3,350)          (3,512)
(Repurchases) issuances of common stock, net                               100          (19,410)
                                                                      --------         --------
     NET CASH USED IN FINANCING ACTIVITIES                              (3,840)         (12,920)
                                                                      --------         --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                               (6,737)          (1,970)
Cash and cash equivalents at beginning of year                          26,383            9,359
                                                                      --------         --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $ 19,646         $  7,389
                                                                      ========         ========


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